RM ADVISER, LLC

REALTYMOGUL®

# Apartment Growth REIT

YE 2025



# RealtyMogul
# Apartment Growth **REIT**

RealtyMogul Apartment Growth REIT is a non-traded REIT, investing both preferred and joint venture equity in value-add multifamily apartment buildings and industrial assets.

## KEY OBJECTIVES*

To realize capital appreciation in the value of our investments over the long term; and

To pay attractive and stable cash distributions.

* There is no guarantee that the Company will achieve its objectives.

The use of the terms "RealtyMogul Apartment Growth REIT," the "Company," "we," or "our" in this presentation refers to RealtyMogul Apartment Growth REIT, Inc., unless the context indicates otherwise.

# RealtyMogul
# Apartment Growth **REIT**

| NUMBER OF REAL ESTATE INVESTMENTS[1] | TOTAL SQUARE FOOTAGE | TOTAL ASSET VALUE[2] |
|---|---|---|
| 11 | 1,991,937 | $309M |

| Q3 ANNUALIZED DISTRIBUTION RATE[3] | DISTRIBUTION FREQUENCY[3] / TAX REPORTING FORM | CONSECUTIVE DISTRIBUTIONS[3] |
|---|---|---|
| 4.5% | QUARTERLY | 31 QUARTERS |
| | TAX REPORTING FORM: 1099-DIV | |

*All data as of September 30, 2025 unless otherwise specified.
1 Based on the current outstanding investments as of December 31, 2025.
2 Aggregate value of all underlying properties in RealtyMogul Apartment Growth REIT, Inc. based on the most recent internal valuations as of the end of the fiscal quarter upon which our most recently announced net asset value ("NAV") per share is based pursuant to our valuation policies; provided, however, the value of properties underlying investments acquired since the effective date of the most recently announced NAV per share is based on the most recent purchase price of such properties. As with any methodology used to estimate value, the methodology employed by our affiliates' internal accountants or asset managers is based upon a number of estimates and assumptions about future events that may not be accurate or complete. For more information, see the "Description of Our Common Stock – Valuation Policies" section of our offering circular.
3 Distributions have been paid in part from sources other than cash flow from operations, including net proceeds from our offering, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Manager, borrowings in anticipation of future operating cash flow and the issuance of additional securities. There is no guarantee that stockholders will receive distributions in the future, and the board of directors may declare lower distributions or no distributions at all for any given period.

# Portfolio Statistics[4]

## PROPERTY TYPES


MULTIFAMILY
79%
INDUSTRIAL
21%

## GEOGRAPHIC REGIONS


MIDWEST
27%
SOUTH
46%
WEST
9%
EAST
18%

RM ADVISER, LLC

4 Based on the then-current outstanding real estate investment amounts as of December 31, 2025.

# Views From Management

In November 2025, RealtyMogul was excited to announce its acquisition by RM Investor, LLC, a collective of strategic investors led by The Wideman Company ("Wideman"), a family-built investment firm with a multi-decade track record across multiple market cycles. As part of the transaction, Christopher Wideman has assumed the role of Chief Executive Officer and President of RM Adviser, the manager of Apartment Growth REIT. He will also serve as a board member, along with two new independent board members, Michael Young and Michael Simpson, who will replace the previous board. Each brings a deep background of real estate expertise spanning multiple asset classes and market cycles. As we begin the new year, we want to share our perspective on our current portfolio composition, history and how we are approaching the period ahead for Apartment Growth REIT.

**A Look Back at Portfolio Profile and Performance**

Over the past several years, net asset value ("NAV") per share has fallen below its starting value of $10.00/share to its current value of $7.60/share. As mentioned in past reports, this has occurred due to cap rate expansion correlated with an increase in interest rates, operating cost pressures, and modest rental growth. The low interest rates that drove acquisition activity from 2020 through 2022 have been replaced with interest rates that have appeared, for the time being, to have stabilized near historical norms. These macroeconomic challenges, along with weakness in the multifamily sector, have caused the REIT to play defense, focusing on asset management and cash preservation. We worked through challenges at several assets, including two that remain in workout and at risk of foreclosure: Brooklyn Portfolio and Sherwood Oaks.

# Views From Management (cont.)

We do not anticipate these deals to return any equity to the REIT when they are sold or recapitalized. The remainder of our portfolio is financed with fixed rate debt with a weighted average term of 3.9 years and 4.3% interest rate, providing expense predictability as we work to grow the REIT and rebuild value.

**A New Chapter: Strategic Leadership Transition**

As the lead investor in the RealtyMogul acquisition, Wideman brings a deep commitment to investor alignment, operational discipline, and transparency. Wideman's leadership and experience through varied market conditions have reinforced a philosophy rooted in discipline during uncertain periods, an approach that aligns strongly with the REIT's investment objectives and mission. With this approach in mind, we plan to have a renewed focus on investments with conservative entry pricing, durable cash flow, and capital structures designed to withstand market cycle volatility.

**2026 Mandate: Improve NAV Through Strategic Repositioning**

The strategy for 2026 is to improve NAV while positioning the REIT for long-term performance. We intend to do this by managing portfolio-level cash, proactively selling assets where long-term upside no longer outweighs the opportunity cost of holding, and replacing such assets with new, high-quality acquisitions that are better aligned with the REIT's income and appreciation objectives.

# Views From Management (cont.)

We are constantly evaluating the highest and best use of both the available cash in the REIT and dollars invested in assets. That includes strategically evaluating asset dispositions as well as actively underwriting new acquisitions, specifically prioritizing opportunities where pricing reflects current capital markets realities, downside risks are clearly identified and mitigated, and sponsors have meaningful alignment with investors. In certain situations, this may include recapitalizations, preferred equity, structured investments, or acquisitions from motivated sellers who value execution certainty rather than peak pricing.

Our FedEx Ground acquisitions in September 2025, which deals are sponsored by Wideman, typify the strategy above and the profile that we intend to target going forward. We acquired these investments into Apartment Growth REIT because of the consistent projected income backed by an investment grade tenant over a 5.4 year weighted average lease term, conservative leverage with downside protection, and multiple exit paths. We believe the combination of modern construction, strategic locations, strong market fundamentals, and a low basis provides both defensive characteristics and embedded optionality for long term value creation.

While we are optimistic about the opportunity set ahead, we remain mindful that recoveries are rarely linear. Certain asset classes may continue to face pressure, leasing fundamentals may take time to stabilize, and capital markets may remain volatile as debt and equity providers adjust to the changing market.

# Views From Management (cont.)

We view this environment as one that rewards patience and underwriting rigor rather than speed. By proactively managing cash on hand, we believe we will be well positioned to act quickly and selectively when risk-adjusted returns are compelling.

Alignment with our NAV-first strategy also means evaluating the REIT's distribution and share repurchase policies. This review reflects our commitment to capital preservation and long-term value creation. Our objective is to ensure that distributions are appropriately aligned with asset performance and liquidity, while preserving the flexibility to reinvest into opportunities that we believe will drive shareholder value. We plan to communicate any updates to such policies with transparent and clear rationale.

**Looking Ahead: A New Era, A Shared Vision**

We understand that while today marks the beginning for new ownership, Apartment Growth REIT and its investors have been through a challenging period. Rebuilding REIT value and earning investor trust is paramount to us, and we are excited to bring renewed energy, transparent communication, focused leadership, and a disciplined strategy to meet these goals.

Thank you for your partnership, your patience, and your belief in the long-term vision of Apartment Growth REIT.

# Geography


11
Real Estate Investments
UNDERLYING REAL ESTATE
SPREAD ACROSS TEN STATES

RM ADVISER, LLC

# Investment History[5]


MARKET TIERS
PRIMARY
31%
SECONDARY
35%
TERTIARY
34%


GEOGRAPHIC REGIONS
MIDWEST
21%
SOUTH
44%
EAST
17%
WEST
6%
SOUTHEAST
12%

Since inception in August 2017, Apartment Growth REIT has made 19 real estate investments totaling over $62 million. To date, 8 of those investments have gone full cycle, totaling over $17 million in principal investment value returned.

5 Based on all historical real estate investments acquired by RealtyMogul Apartment Growth REIT from inception on August 23, 2017 through December 31, 2025.

# Distributions



## DISTRIBUTIONS

**4.5%**

**Quarterly Distribution**

declared during Q3 2025 equated to approximately 4.5% on an annualized basis based upon net asset value.[6]

In 2025, 100% of our distributions were classified as non-dividend distributions, also known as return of capital, which distributions are non-taxable in certain instances.[6,7] The classification of our distributions as non-dividend distributions is due in part to depreciation and amortization from our real estate investments.[6,7]

6 Distributions have been paid in part from sources other than cash flow from operations, including net proceeds from our offering, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Manager, borrowings in anticipation of future operating cash flow and the issuance of additional securities. There is no guarantee that stockholders will receive distributions in the future, no guarantee that any such distributions will be classified as a return of capital, and the board of directors may declare lower distributions or no distributions at all for any given period. Each shareholder's tax considerations are different and consulting a tax advisor is recommended. Any of the data provided herein should not be construed as investment, tax, accounting or legal advice.

7 Non-dividend distributions are generally non-taxable to the extent that they do not exceed a stockholder's tax basis. Non-dividend distributions reduce a stockholder's tax basis in the year the distribution is received, and generally allows a stockholder to defer tax on the amount of the non-dividend distribution that does not exceed the stockholder's tax basis until the stockholder sells its common shares in the Company. Certain non-cash deductions, such as depreciation and amortization, lower the taxable income for dividend distributions. Non dividend distributions that are tax deferred may permit a stockholder to characterize what would have been ordinary income dividend distributions as non-taxable return of capital. To the extent that the stockholder holds their common shares as a capital asset, the deferred tax may be taxed at capital gains rates when the stockholder sells its common shares in the Company. Stockholders should be aware that a REIT's return on capital percentage may vary significantly in a given year and, as a result, the impact of the tax law and any related advantages may vary significantly from year to year.

# Occupancy

## AVERAGE QUARTERLY Occupancy Rates

Average quarterly occupancy rate calculation based only on JV Equity investments and excludes preferred equity investments.

| | |
|---|---|
| 24Q4 | 92.1% |
| 25Q1 | 92.2% |
| 25Q2 | 90.8% |
| 25Q3 | 93.3% |

# Current Renovation Projects

## 25Q3

| PROPERTY | UNITS RENOVATED | TOTAL UNITS TO BE RENOVATED | PERCENT COMPLETE | AVERAGE INCREASE (LEASED UNITS) | RENT INCREASE OVER PRIOR RENTS |
|---|---|---|---|---|---|
| NINETY-NINE44 | 53 | 260 | 20.4% | $169/MONTH | 19.2% |
| THE ORION | 139 | 200 | 69.5% | $333/MONTH | 27.8% |
| BROOKSIDE | 22 | 31 | 71.0% | $266/MONTH | 22.2% |
| HUNTERS RIDGE | 101 | 132 | 76.5% | $345/MONTH | 22.0% |
| ROSE HILL TOWNHOMES & VILLAS | 54 | 132 | 40.9% | $213/MONTH | 16.3% |
| **TOTAL / WEIGHTED AVERAGE** | **369** | **755** | **48.9%** | **$291/MONTH** | **23.0%** |


Walnut





# Investment Activity

## CURRENT PORTFOLIO OVERVIEW[8]

| ASSET | LOCATION | ACQUISITION DATE | PROPERTY TYPE | INVESTMENT TYPE | NUMBER OF UNITS | INVESTMENT AMOUNT |
|---|---|---|---|---|---|---|
| BROOKLYN PORTFOLIO | BROOKLYN, NY | 11/30/17 | MULTIFAMILY | JV EQUITY | 112 | $3,000,000 |
| NINETY-NINE44 APARTMENTS | DALLAS, TX | 9/9/20 | MULTIFAMILY | JV EQUITY | 260 | $4,000,000 |
| THE ORION | ORION TOWNSHIP, MI | 3/23/21 | MULTIFAMILY | JV EQUITY | 200 | $5,000,000 |
| SHERWOOD OAKS[9] | RIVERVIEW, FL | 11/30/21 | MULTIFAMILY | MEMBER LOAN / JV EQUITY | 199 | $6,522,871 |
| RESTORATION ON CANDLEWOOD[10] | OKLAHOMA CITY, OK | 3/21/23 | MULTIFAMILY | JV EQUITY | 328 | $1,108,252 |
| RIDGELINE VIEW TOWNHOMES | VANCOUVER, WA | 5/19/23 | MULTIFAMILY | JV EQUITY | 50 | $4,000,000 |
| BROOKSIDE APARTMENTS[11] | RALEIGH, NC | 6/30/23 | MULTIFAMILY | JV EQUITY | 68 | $3,245,000 |
| HUNTERS RIDGE | EAST LANSING, MI | 12/7/23 | MULTIFAMILY | JV EQUITY | 170 | $5,500,000 |
| ROSE HILL TOWNHOMES & VILLAS | REYNOLDSBURG, OH | 9/26/24 | MULTIFAMILY | JV EQUITY | 132 | $1,000,000 |
| FEDEX GROUND KY | LOUISVILLE, KY | 9/17/25 | INDUSTRIAL | JV EQUITY | N/A | $4,500,000 |
| FEDEX GROUND TN | CHATTANOOGA, TN | 9/17/25 | INDUSTRIAL | JV EQUITY | N/A | $4,500,000 |
| **TOTAL** | | | | | **1,519** | **$42,376,123** |

8 All data as of December 31, 2025 unless otherwise specified.
9 On January 31, 2025, we made a member loan to the joint venture entity in the amount of $2,120,000. The member loan described above has priority over distributions to Sherwood Oaks Investors and must be paid in full, including accrued interest, before any distributions to holders of common equity.
10 On June 28, 2024 the Preferred Equity position was partially paid down from $5,250,000 to $1,108,252. As of that date the investment type is considered Joint Venture Equity.
11 On November 6, 2025, we made a member loan to the joint venture equity in the amount of $245,000. The member loan described above has priority over distributions to Brookside Investors and must be paid in full, including accrued interest, before any distributions to holders of common equity

# Investment Activity

## HISTORICAL INVESTMENTS

| ASSET | LOCATION | ACQUISITION DATE | PROPERTY TYPE | INVESTMENT TYPE | INVESTMENT AMOUNT | DATE SOLD |
|---|---|---|---|---|---|---|
| ASHLAND APARTMENTS | CHICAGO, IL | 6/22/18 | MULTIFAMILY | PREFERRED EQUITY | $1,440,000 | 6/6/19 |
| TERRACE HILL APARTMENTS | EL PASO, TX | 5/31/19 | MULTIFAMILY | JV EQUITY | $3,385,320 | 11/1/21 |
| VILLAS DE TOSCANA | SAN ANTONIO, TX | 1/31/18 | MULTIFAMILY | JV EQUITY | $1,000,000 | 12/20/21 |
| THE CLOVER ON PARK LANE | DALLAS, TX | 8/31/17 | MULTIFAMILY | JV EQUITY | $4,000,000 | 1/7/22 |
| AVON PLACE APARTMENTS | AVON, CT | 11/1/18 | MULTIFAMILY | JV EQUITY | $3,000,000 | 9/30/22 |
| VILLAS DE SONOMA | FORT WORTH, TX | 2/28/18 | MULTIFAMILY | JV EQUITY | $1,872,078 | 10/25/22 |
| VILLAS DEL SOL I & II | PLANO, TX | 1/9/18 | MULTIFAMILY | JV EQUITY | $1,000,000 | 12/22/23 |
| LOTUS VILLAGE | AUSTIN, TX | 6/25/21 | MULTIFAMILY | MEMBER LOAN / JV EQUITY | $4,212,934 | 5/27/25 |
| **TOTAL** | | | | | **$19,910,332** | |


2072

# Investment Updates

## BROOKLYN PORTFOLIO


Headquarters
Whitney Museum of American Art
Webster Hall
New York
New York Stock Exchange
Barclays Center
BROOKLYN
GREENPOINT
WILLIAMSBURG
BEDFORD STUYVESANT
PARK SLOPE
FLATBUSH
EAST FLATBUSH
FLATLANDS
MIDWOOD
BENSONHURST
MARINE PARK
Marine Park

**LOCATION:**
BROOKLYN, NY

**PROPERTY TYPE:**
MULTIFAMILY

**INVESTMENT AMOUNT:**
$3,000,000

**INVESTMENT TYPE:**
JOINT VENTURE EQUITY

**ACQUISITION DATE:**
11/30/2017

**BUSINESS PLAN:**
Acquire nine rent-stabilized properties, maximize occupancy and increase rents as allowed.

**ASSET MANAGEMENT UPDATE:**
Portfolio occupancy ended Q3 at 100%, with zero vacant units in the 112-unit portfolio. The loan on the property matured in September 2025, and the real estate company is working with the lender on a resolution to cure the maturity default. There can be no guarantee the lender will consent to any proposed resolution on acceptable terms or at all.

## NINETY-NINE44 APARTMENTS



**LOCATION:**
DALLAS, TX

**PROPERTY TYPE:**
MULTIFAMILY

**INVESTMENT AMOUNT:**
$4,000,000

**INVESTMENT TYPE:**
JOINT VENTURE EQUITY

**ACQUISITION DATE:**
9/9/2020

**BUSINESS PLAN:**
Acquire and renovate a garden-style apartment community.

**ASSET MANAGEMENT UPDATE:**
Property occupancy ended Q3 at 90%. As of September 2025, the real estate company renovated 53 units. Of those 53 units, 51 have been leased and have achieved an average premium of $169/month, or 19% over prior rents. The real estate company has completed exterior capex work, including landscaping, parking lot repairs, parking lot restriping, trip hazard repairs, laundry room improvements, carport replacement, and fitness center improvements.

# Investment Updates

## THE ORION



**LOCATION:**
ORION TOWNSHIP, MI

**PROPERTY TYPE:**
MULTIFAMILY

**INVESTMENT AMOUNT:**
$5,000,000

**INVESTMENT TYPE:**
JOINT VENTURE EQUITY

**ACQUISITION DATE:**
3/23/2021

**BUSINESS PLAN:**
Acquire and renovate a garden-style apartment community.

**ASSET MANAGEMENT UPDATE:**
Property occupancy ended Q3 at 92%. As of September 2025, 139 of the 200 units have been renovated since acquisition. Of those 139 units, 135 have been leased and have achieved an average premium of $333/month, or 27% over prior rents. The real estate company has completed exterior improvements, including the clubhouse remodel, BBQ area, sport court, new exterior paint, new signage, new dog park, parking lot projects, new pool furniture, and irrigation system work.

## SHERWOOD OAKS



**LOCATION:**
RIVERVIEW, FL

**PROPERTY TYPE:**
MULTIFAMILY

**INVESTMENT AMOUNT:**
$6,522,871

**INVESTMENT TYPE:**
MEMBER LOAN/ JOINT VENTURE EQUITY

**ACQUISITION DATE:**
11/30/2021

**BUSINESS PLAN:**
Acquire and renovate a garden-style apartment community

**ASSET MANAGEMENT UPDATE:**
Property occupancy ended Q3 at 87%. The capital improvements budget includes solely exterior work as the prior owner previously renovated all unit interiors. The dog park, pool, parking lot, wastewater facility, fitness center, outdoor amenities, drainage, HVAC replacements, and landscaping improvements have all been completed. The senior loan for the property matured in September 2025. We are working with the lender to sell the asset. We do not believe there is any equity value remaining in this deal, and all proceeds at sale are expected to pay down the senior loan and remaining property obligations.

# Investment Updates

## RESTORATION ON CANDLEWOOD



**LOCATION:**
OKLAHOMA CITY, OK

**PROPERTY TYPE:**
MULTIFAMILY

**INVESTMENT AMOUNT:**
$1,108,252

**INVESTMENT TYPE:**
JOINT VENTURE EQUITY

**ACQUISITION DATE:**
3/21/2023

**BUSINESS PLAN:**
The borrower used the proceeds of the investment to acquire and lease-up a garden-style apartment community.

**ASSET MANAGEMENT UPDATE:**
Property occupancy ended Q3 at 50% and is leased at 53%. The real estate company is performing regular unit turns as the prior owner previously renovated all unit interiors.

## RIDGELINE VIEW TOWNHOMES



**LOCATION:**
VANCOUVER, WA

**PROPERTY TYPE:**
MULTIFAMILY

**INVESTMENT AMOUNT:**
$4,000,000

**INVESTMENT TYPE:**
JOINT VENTURE EQUITY

**ACQUISITION DATE:**
5/19/2023

**BUSINESS PLAN:**
Acquire a 2022-built, Class A townhome community and grow revenues by reducing concessions associated with initial lease-up.

**ASSET MANAGEMENT UPDATE:**
Property occupancy ended Q3 at 90%. The real estate company is in the process of adding technology packages to the units as part of the business plan to increase rental rates. As of September 2025, 38 units have been renovated out of the 50 scheduled.

# Investment Updates

## BROOKSIDE APARTMENTS



**LOCATION:**
RALEIGH, NC

**PROPERTY TYPE:**
MULTIFAMILY

**INVESTMENT AMOUNT:**
$3,245,000

**INVESTMENT TYPE:**
JOINT VENTURE EQUITY

**ACQUISITION DATE:**
6/30/2023

**BUSINESS PLAN:**
Acquire and renovate a low-rise apartment community.

**ASSET MANAGEMENT UPDATE:**
Property occupancy ended Q3 at 88%. As of September 2025, 22 of the 31 units have been renovated since acquisition. Of those 22 units, all have been leased and have achieved an average premium of $266/month, or 22% over prior rents. Additionally, the real estate company has completed capex work, including dog park additions, plumbing replacements, siding repairs, exterior paint, picnic and grilling area additions, parking lot repairs, and fitness center additions.

## HUNTERS RIDGE APARTMENTS



**LOCATION:**
EAST LANSING, MI

**PROPERTY TYPE:**
MULTIFAMILY

**INVESTMENT AMOUNT:**
$5,500,000

**INVESTMENT TYPE:**
JOINT VENTURE EQUITY

**ACQUISITION DATE:**
12/7/2023

**BUSINESS PLAN:**
Acquire and renovate a garden-style apartment community.

**ASSET MANAGEMENT UPDATE:**
Property occupancy ended Q3 at 91%. As of September 2025, 101 of the 132 units have been renovated since acquisition. Of those 101 units, 99 have been leased and have achieved an average premium of $345/month, or 22% over prior rents. The real estate company has completed signage and playground space upgrades at the property. Additionally, the real estate company is in the process of completing capex work at the property, including fitness center upgrades and roof repairs.

# Investment Updates

## ROSE HILL TOWNHOMES & VILLAS



**LOCATION:**
REYNOLDSBURG, OH

**PROPERTY TYPE:**
MULTIFAMILY

**INVESTMENT AMOUNT:**
$1,000,000

**INVESTMENT TYPE:**
JOINT VENTURE EQUITY

**ACQUISITION DATE:**
9/26/2024

**BUSINESS PLAN:**
Acquire and renovate a garden-style apartment community.

**ASSET MANAGEMENT UPDATE:**
Property occupancy ended Q3 at 95%. As of September 2025, 54 of the 132 units have been renovated since acquisition. Of those 54 units, 53 have been leased and have achieved an average premium of $213/month, or 16% over prior rents. The real estate company has completed clubhouse upgrades, fitness center upgrades, pool renovations, landscaping, exterior capex, new signage, and added a dog park. Additionally, the real estate company is in the process of completing capex work at the property, including HVAC replacements and other miscellaneous exterior upgrades.

## FEDEX GROUND KY



**LOCATION:**
LOUISVILLE, KY

**PROPERTY TYPE:**
INDUSTRIAL

**INVESTMENT AMOUNT:**
$4,500,000

**INVESTMENT TYPE:**
JOINT VENTURE EQUITY

**ACQUISITION DATE:**
9/17/2025

**BUSINESS PLAN:**
Acquire an industrial building that is triple-net leased to a credit tenant with a long-term lease.

**ASSET MANAGEMENT UPDATE:**
Property occupancy ended Q3 at 100% by a credit tenant, FedEx Ground through September 2030. As of September 2025, the tenant is current on its rent.

# Investment Updates

## FEDEX GROUND TN



**LOCATION:**
CHATTANOOGA, TN

**PROPERTY TYPE:**
INDUSTRIAL

**INVESTMENT AMOUNT:**
$4,500,000

**INVESTMENT TYPE:**
JOINT VENTURE EQUITY

**ACQUISITION DATE:**
9/17/2025

**BUSINESS PLAN:**
Acquire an industrial building that is triple-net leased to a credit tenant with a long-term lease.

**ASSET MANAGEMENT UPDATE:**
Property occupancy ended Q3 at 100% by a credit tenant, FedEx Ground through January 2032. As of September 2025, the tenant is current on its rent.

# Net Asset Value (NAV)

The NAV per share calculation reflects the total value of our assets minus the total value of our liabilities, divided by the number of shares outstanding.

As with any methodology used to estimate value, the methodology employed calculating our NAV per share is based upon a number of estimates and assumptions about future events that may not be accurate or complete. Further, different parties using different assumptions and estimates could derive a different NAV per share, which could be significantly different from our calculated NAV per share. Our NAV will fluctuate over time and does not represent: (i) the price at which our shares would trade on a national securities exchange, (ii) the amount per share a stockholder would obtain if he, she or it tried to sell his, her or its shares or (iii) the amount per share stockholders would receive if we liquidated our assets and distributed the proceeds after paying all our expenses and liabilities.

*Our offering price per share equals our most recently announced NAV per share and will be adjusted at the beginning of every fiscal quarter (or as soon as commercially reasonable thereafter). On November 13, 2025, we announced that our NAV per share is $7.60, as of September 30, 2025. Accordingly, effective November 13, 2025, the offering price per share is $7.60. The price per share pursuant to our distribution reinvestment plan will equal our most recently announced NAV per share and any repurchases of shares made pursuant to our share repurchase program will be made at the most recent NAV per share (less any applicable discounts, as set forth in our offering circular).

Price
Per Share
(As of 11/13/25)*
$7.60

NAV
Per Share
(As of 9/30/25)
$7.60

# Summary of Risks

Investing in RealtyMogul's Apartment Growth REIT's common shares is speculative and involves substantial risks. The "Risk Factors" section of the offering circular contains a detailed discussion of risks that should be considered before you invest.

These risks include, but are not limited to illiquidity, complete loss of capital, limited operating history, conflicts of interest and blind pool risk. RealtyMogul Apartment Growth REIT's multifamily investments can be subject to specific risks including changes in demographic or real estate market conditions, resident defaults, and competition from other multifamily properties.

The annualized distribution rate is not a guarantee or projection of future distributions, and the board of directors may in the future declare lower distributions or no distributions at all for any given period. While the board of directors is under no obligation to do so, the annualized distribution rate assumes that the board of directors will declare quarterly distributions in the future similar to the distribution disclosed herein.

RM Adviser, LLC, a wholly owned subsidiary of RM Investor, LLC is an SEC-registered investment adviser providing investment management services to the Apartment Growth REIT. This is not an offer to sell or the solicitation of an offer to buy any security, which only can be made through official offering documents that contain important information about risks, fees and expenses. Past performance is not indicative of future results. Investment information contained herein has been secured from sources RM Investor, LLC believes are reliable, but we make no representations or warranties as to the accuracy of such information and accept no liability. We suggest that you consult with a financial advisor, attorney, accountant, and any other professional that can help you to understand and assess the risks associated with any investment opportunity.

This report is for informational and educational purposes only and is not intended to be relied on to make any investment decisions. This report expresses the views of the author as of the date of writing and are subject to change due to market conditions and without notice.

Certain information contained herein constitutes forward-looking statements (including projections, targets, hypotheticals, ratios, estimates, returns, performance, opinions, activity and other events contained or referenced herein), which can be identified by the use of terms such as "may," "will," "should," "expect," "anticipate," "project," "estimate," "intend," "continue" or "believe" or other variations (or the negatives thereof) thereof, including, but not limited to, statements relating to expected rates of return provided to investors; changes in economic conditions generally and the real estate market specifically; and changes in business conditions and the market value of our assets. Due to various risks, assumptions, uncertainties and actual events, including those discussed herein and in the respective analyses, actual results, returns or performance may differ materially from those reflected or contemplated in such forward-looking statements. As a result, you should not rely on such forward-looking statements in making any investment decisions.

# Risk Factors

Investing in the Company's common shares is speculative and involves substantial risks. The Company cannot assure you that it will attain its objectives or that the value of its assets will not decrease. Therefore, you should purchase these securities only if you can afford a complete loss of your investment.

You should carefully review the "Risk Factors" section of the Offering Circular which contains a detailed discussion of the material risks that you should consider before you invest in the common shares, a summary of which is provided below

**Risk Factors:**

- We depend on our Manager to select our investments and conduct our operations. We pay fees and expenses to our Manager and its affiliates that were determined as between related parties, and therefore we do not have the benefit of arm's length negotiations of the type normally conducted between unrelated parties. These fees increase your risk of loss. In addition, we can offer no assurance that our Manager will remain our investment manager.
- Some of the investment in which we will invest will be acquired by our affiliates who, in their acquisition capacity, may be referred to as an RM Originator in this Offering Circular.
- We have limited operating history, and there is no assurance that we will achieve our investment objectives.
- This is a "blind pool" offering because, as of the date of this offering circular, we have not identified all of the investments we will make with the net proceeds of this offering. Depending on our progress in funding investments at the time of your purchase, you may not be able to evaluate the economic merit of all of our investments. You will have to rely entirely on the ability of our Manager to select suitable and successful investment opportunities.
- Our ability to implement our investment strategy is dependent, in part, upon our ability to successfully sell shares of our common stock on the Realty Mogul Platform, which makes an investment in us more speculative.
- There are conflicts of interest between us, our Manager and its affiliates.
- Our Manager's executive officers, and key real estate professionals are also officers, directors, managers and/or key professionals of RM Investor, LLC and its affiliates. As a result, they will face conflicts of interest, including time constraints and other conflicts created by our Manager's compensation arrangements with us and other affiliates of RM Investor, LLC.
- Our Sponsor and Manager sponsors and advises, respectively, RealtyMogul Income REIT, LLC, a real estate program substantially similar to us, and they sponsor and advise additional companies that may compete with us, and neither our Sponsor nor our Manager has an exclusive management arrangement with us.

# Risk Factors

- By purchasing shares in this offering, you are bound by the arbitration provisions contained in our subscription agreement which limits your ability to bring class action lawsuits or seek remedy on a class basis.
- This offering is being made pursuant to recently adopted rules and regulations under Regulation A ("Regulation A") of the Securities Act of 1933, as amended (the "Securities Act"). The legal and compliance requirements of these rules and regulations, including ongoing reporting requirements related thereto, are relatively untested.
- If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.
- Our Manager may change our targeted investments and asset allocation without stockholder consent, which could result in investments that are different from, and possibly riskier than, those described in this offering circular.
- Although our goal is to fund the payment of distributions solely from cash flow from operations, we have paid, and may continue to pay, distributions from other sources, including net proceeds of this offering, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Manager, borrowings in anticipation of future operating cash flow and the issuance of additional securities, and we have no limit on the amounts we may pay from such other sources. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced. In any event, we intend to make annual distributions as required to comply with real estate investment trust ("REIT") distribution requirements and avoid U.S. federal income and excise taxes on retained income. We have not established a minimum distribution payment level. The amount of our distributions may fluctuate and may be adversely affected by a number of factors, including the risk factors in this offering circular.
- The internal accountants or asset managers of our Manager or its affiliates will calculate our NAV on a quarterly basis using valuation methodologies that involve subjective judgments and estimates. As a result, our NAV may not accurately reflect the actual prices at which our commercial real estate assets and investments, including related liabilities, could be liquidated on any given day.
- Our charter does not require the board of directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require the board of directors to list our shares for trading by a specified date. No public market currently exists for our shares of common stock. Unless our shares of common stock are listed on a national securities exchange, you may not have the opportunity to sell your shares. If you are able to sell your shares, you may have to sell them at a substantial loss. We do not currently intend to list our shares of common stock on a national securities exchange, and no market for our shares of common stock may develop.
- If we fail to qualify as a REIT for U.S. federal income tax purposes and no relief provisions apply, we would be subject to entity-level federal income tax and, as a result, our cash available for distribution to our stockholders and the value of our shares could materially decrease.

# Risk Factors

- We may be subject to adverse legislative or regulatory tax changes.
- We will attempt to manage our portfolio so that we are not required to register as an investment company, such as a mutual fund. This may result in us not making potentially profitable investments, or in us disposing of investments at times that we otherwise would prefer to hold those investments.
- Our direct investments in commercial real estate and other select real estate-related assets will be subject to risks relating to the volatility in the value of the underlying real estate, default on underlying income streams, fluctuations in interest rates, and other risks associated with debt and real estate investments generally. These investments are only suitable for sophisticated investors with a high-risk investment profile. Our investment strategy involves leverage. These investments may not be suitable for investors with lower risk tolerances.
- Our Manager, its principals and/or its other affiliates may continue to sponsor and offer other real estate investment opportunities, including additional blind pool equity offerings similar to this offering, on the Realty Mogul Platform, and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business.
- The terms of the management agreement (including our Manager's rights and obligations and the compensation payable to our Manager and its affiliates) were not negotiated at arm's length.
- The board of directors may, without stockholder consent unless otherwise required by law, determine that we should engage in a roll-up or other similar transaction where we acquire other entities, including entities affiliated with the board of directors. Similarly, the board of directors may, without stockholder consent unless otherwise required by law, determine that we should list our shares on a national securities exchange.
- Affiliates of our Sponsor and our Manager are engaged in selling investment opportunities to individuals and institutions outside of the Company, some of which may compete with the Company. There may be a conflict of interest in this arrangement because, among other things, the economic return to the entities or their respective personnel may be greater in selling opportunities to these competitive interests rather than to the Company.
- The compensation arrangements for our Manager, its affiliates and the personnel of our Managers and its affiliates may provide them an incentive to increase leverage in the Company or its investments, which may increase risk and volatility in the Company's performance.

# Previous Quarterly Reports

If you are looking for previously shared Apartment Growth REIT Quarterly Reports, you may find them here:

1. **Q2 2025 Apartment Growth REIT Quarterly Report**
2. **Q1 2025 Apartment Growth REIT Quarterly Report**
3. **Q4 2024 Apartment Growth REIT Quarterly Report**
4. **Q3 2024 Apartment Growth REIT Quarterly Report**